Exhibit 21.1

Subsidiaries of Bourbon Brothers Holding Corporation

1.  Bourbon Brothers Holding Company, LLC, a Colorado limited liability company
2.  Bourbon Brothers Restaurant Group, LLC, a Colorado limited liability company
3.  Bourbon Brothers Franchise, LLC, a Colorado limited liability company
4.  Bourbon Brothers Brand, LLC, a Colorado limited liability company
5.  Southern Hospitality Southern Kitchen Colorado Springs, LLC, a Colorado limited liability company
6.  Bourbon Brothers Seafood and Chophouse Colorado Springs, LLC, a Colorado limited liability company
7.  SH Franchisee & Licensing Corp., a Colorado corporation
8.  Southern Hospitality Denver Holdings, LLC, a Colorado limited liability company
9.  Southern Hospitality Denver, LLC, a Colorado limited liability company
10.  Southern Hospitality Lone Tree, LLC, a Colorado limited liability company
11.  Southern Hospitality Tejon, LLC, a Colorado limited liability company
12.  Southern Hospitality Licensing, LLC, a Colorado limited liability company
13.  SHQ Glendale, LLC, a Colorado limited liability company

Bourbon Brothers Holding Corporation
Bourbon Brothers Holding Company, LLC
SH Franchisee & Licensing Corp.
Bourbon Brothers Restaurant Group, LLC
Bourbon Brothers Franchise, LLC
Bourbon Brothers Brand, LLC
Southern Hospitality Denver Holdings, LLC
Southern Hospitality Licensing, LLC
Bourbon Brothers Seafood and Chophouse Colorado Springs, LLC
51%
Southern Hospitality Southern Kitchen Colorado Springs, LLC
Southern Hospitality Lone Tree, LLC
51%
Southern Hospitality Denver, LLC
51%
Southern Hospitality Tejon, LLC
51%
SHQ Glendale, LLC

*Entities are 100% owned unless otherwise noted